Exhibit 99.1
Caribou Coffee Company, Inc. Investor Presentation January 2010

Certain statements we make in this presentation made by or on our behalf, may constitute "forward-looking statements" within the meaning of the federal securities laws. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," "we believe," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. We believe that these forward- looking statements are reasonable; however, you should not place undue reliance on such statements. Such statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. We refer all of you to Caribou Coffee's recent filings with the SEC for a more detailed discussion of the risks that could impact the future operating results and financial conditions. Forward looking statement

Who we are PAGE 3

PAGE 4 Building a branded coffee company 2005: $198M * 2009 Revenue Estimate (includes 53rd accounting week) Future *2009: $260+M Retail License Our growth strategy is centered on transitioning from a primarily a retail coffeehouse operator to a branded coffee company With significant growth opportunities across all three of our lines of business

PAGE 5 Building a branded coffee company Five Levers for growth leveraging synergies across all lines of business Retail coffeehouse drivers: Average unit volume (AUV) growth Unit growth (NSO's) Commercial Drivers: Consumer packaged goods growth in grocery, mass merchant and club stores Foodservice opportunities Franchise / License Drivers: New unit growth domestically and internationally Retail License

Retail coffeehouse average unit volume growth Market density and awareness Incremental revenue through new product & service innovation Reinforce the foundation through product refinement and brand execution Today: $550k AUV Retail PAGE 6 Goal for all new store openings: $1 million AUV Beverage quality (Real chocolate) Hot cereal Tea Day-part expansion Bakery Warm sandwiches (AM & PM)

PAGE 7 Retail coffeehouse unit growth (new store openings) Caribou maintains #2 position with 413 company-owned stores, primarily upper Midwest Have opportunity to grow density in markets we are already in, before expanding to new markets Retail Washington D.C. 6 211 53 19 36 13 11 4 Maryland 8 19 13 8 5 3 1 2 1 Washington D.C. 6 211 53 19 36 13 11 4 Maryland 8 19 13 8 5 3 1 2 1

We have increased doors significantly over the past three years Commercial door growth has been robust PAGE 8 Consumer Packaged Goods Door Growth 3,900 6,800 2007 2008 Q3 2009 2,300 2007 2008 1,200 2006

PAGE 9 Progress in commercial market penetration We have expanded beyond our Midwestern base, and are now found in 40 states All commodity volume (ACV), including single serve K-cup business now stands at 45%* Overall share of premium category stands at ~3%* (variation by market) +35%* in Minnesota home market * Trailing 26 weeks, IRI data ended 12/27/2009 in grocery segment

Aggressively pursuing opportunities in the foodservice space (over $40 billion industry, premium segment is growing) Historically, Caribou has not focused on foodservice opportunity We are aligning our efforts to grow the foodservice business in three categories Foodservice broadliner partnership National restaurant chain opportunities Direct sale to national accounts Foodservice opportunity PAGE 10

Staffed licensed Kiosks Self-serve espresso bar K-2 Flexible license options allow for multiple solutions in captive locations Upfront Investment: $75 to $80k Footprint size: 200 SF Volume / Capacity: > $5k / week Staffing: 1 - 4 people multi-shift $45 to $60k 130 SF up to $5k / week 1 - 2 people multi-shift $35k (est.) 100 SF 100+ cups/day none required PAGE 11

Name Title Consumer Brand Experience Consumer Brand Experience Mike Tattersfield * President and CEO lululemon athletica, Limited Brands, Yum! Tim Hennessy * Chief Financial Officer Carlson Wagonlit, Carlson Companies, Deloitte Dan Hurdle * SVP Operations & Product Management Starbucks, McKinsey and Company, US Navy Alfredo Martel * SVP Marketing Yum!,Bristol Myers Squibb, Gray Advertising, BBDO Hank Suerth * SVP Commercial Businesses Starbucks, Infinity Systems, FMC, Ethan Allen Dan Lee SVP, General Counsel and Secretary Carlson Companies, General Electric Karen McBride VP Human Resources Caribou Coffee, Zurich Reinsurance Centre Experienced management team to deliver growth * Denotes new management team member PAGE 12

Management team focus Achieved profitability and improved liquidity Developed strategy for long- term success PAGE 13

We have made significant progress in 2009 PAGE 14 Momentum towards our future Aligning real estate portfolio Improving coffeehouses Profitably growing our channels Rationalizing cost structure

Retail comp sales are now contributing to overall sales growth PAGE 15 -5.1% -5.0% -3.4% -0.5% -3.0% -2.2% -0.3% 3.0% 5.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Retail Comps Company Sales +0% * ** * 2009 company sales estimate for 4th quarter excludes the 53rd accounting week, including the 53rd accounting week the company sales estimate is+12% growth. ** Retail comp sales in Q4 2009 compare last 14 weeks vs. comparable 14 weeks on a calendar basis.

PAGE 16 Building a branded coffee company Five levers for growth leveraging synergies across all lines of business Retail coffeehouse drivers: Average unit volume (AUV) growth Unit growth (NSO's) Commercial Drivers: Consumer packaged goods growth in grocery, mass merchant and club stores Foodservice opportunities Franchise / License Drivers: New unit growth domestically and internationally Retail License

PAGE 17 Q & A

Caribou Coffee Company, Inc. Investor Presentation January 2010